Exhibit 5.1

Harney Westwood & Riegels
3501 The Center
99 Queen’s Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

26 December 2023
raymond.ng@harneys.com
+852 5806 7883
059189-0001-RLN

NaaS Technology Inc.

Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Dear Sir or Madam

NaaS Technology Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the Commission) on or about the date of this opinion (the Registration Statement), relating to the registration under the United States Securities Act of 1933, as amended (the Securities Act), of the Company’s class A ordinary shares of a par value of US$0.01 per share (the Shares) to be issued pursuant to the Plan (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

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2

Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$100,000,000 divided into (i) 6,000,000,000 Class A ordinary shares of a par value of US$0.01 each; (ii) 300,000,000 Class B ordinary shares of a par value of US$0.01 each; (iii) 1,400,000,000 Class C ordinary shares of a par value of US$0.01 each; and (iv) 2,300,000,000 shares of a par value of US$0.01 each of such class or series (however designated) as the board of directors of the Company may determine in accordance with the M&A.

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Valid Issuance of Shares. The Shares to be issued by the Company in accordance with the Plan and registered under the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Plan and the Resolutions (as defined in Schedule 1), and when name of the shareholder is entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4	Second Amended and Restated New 2022 Share Incentive Plan. The Plan does not contravene the Companies Act (as revised) of the Cayman Islands (the Companies Act).

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1	the Certificate of Incorporation of the Company dated 16 July 2013;

2	the Certificates of Incorporation on Change of Name of the Company dated 16 June 2017 and 10 June 2022 respectively;

3	the Second Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 19 April 2023 (the M&A);

4	the register of members and register of directors of the Company provided to us on 20 December 2023;

5	a certificate of good standing dated 31 October 2023 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

6

the search results in relation to the Company obtained from the Cayman Islands Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, on 20 December 2023; and

7	a copy of the written resolutions of the directors of the Company dated 20 December 2023 (the Resolutions);

copies of 1-7 above have been provided to us by the Company’s registered office in the Cayman Islands (together the Corporate Documents)

8	the Registration Statement; and

9	the Second Amended and Restated New 2022 Share Incentive Plan of the Company approved by the Resolutions (the Plan, together with the Registration Statement, the Transaction Documents),

the Corporate Documents and the Transaction Document are collectively referred to in this opinion as the Documents.

SCHEDULE 2

Assumptions

1

Validity under Foreign Laws. That (i) all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and (ii) no other matters arising under any foreign law will affect the views expressed in this opinion.

2

Directors. The board of directors of the Company considers the transactions contemplated by the Transaction Documents to be in the best interests of the Company and no director has (i) a financial interest in a party to or in the transactions contemplated by the Transaction Documents or (ii) other relationship to a party to the transactions contemplated by the Transaction Documents which has not been properly disclosed in the Resolutions.

3

Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Transaction Documents conform in every material respect to the latest drafts of the same produced to us and, where the Transaction Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

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Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

5	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

6

No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

7	Resolutions. The Resolutions remain in full force and effect.

8

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Transaction Documents.

2

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

3	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

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